PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Certificate of Limited Partnership
(15 Pa. C.S § 8511.)
Entity Number

Name Kimberley K. Perez Pepper Hamilton LLP			Document will be returned to the name and address you enter to the left.

Address
200 One Keystone Plaza, North Front and Market Streets

City	State	Zip Code
Harrisburg	PA	17108-1181

Fee: $100	Filed in the Department of State on

Secretary of the Commonwealth

In compliance with the requirements of 15 Pa. C.S § 8511 (relating to certificate of limited partnerhip), the undersigned, desiring to form a limited partnership, hereby certifies that:

1.	The name of the limited partnership (may contain the word “company”, or “limited” or ”limited partnership” or any abbreviation): Brandywine Cira, L.P.

2.	The (a) address of the limited partnership’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street	City	State	Zip	County
401 Plymouth Road, Suite 500	Plymouth Meeting	PA	19462	Montgomery

(b) Name of Commercial Registered Office Provider County
c/o:

3.	The name and business address of each general partner of the partnership is:

Name Address
Brandywine Cira, LLC 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462

4.	Check and if appropriate complete one of the following:

The formation of the limited partnership shall be effective upon filing this Certificate of Limited Partnership in the Department of State.

The formation of the limited partnership shall be effective on__________________at__________________ Date Hour

5.	The specified effective date, if any is:

month	date	year	hour, if any

IN TESTIMONY WHEREOF, the undersigned general partner(s) of the limited partnership has (have) executed this Certificate of Amendment to be executed this day of June, 2003
Brandywine Cira, LLC, its general partner
By: /s/ Gerard H. Sweeney

Signature

Signature

Signature

Department of State
Corporation Bureau
P.O. Box 8722
Harrisburg, PA 17105-8722
(717) 787-1057
web site: www.dos.state.pa.us/corp.htm

Instructions for Completion of Form:

A.	Typewritten is preferred. If not, the form shall be completed in black or blue-black ink in order to permit reproduction. The filing fee for this form is $100 made payable to the Department of State.

B.	Under 15 Pa.C.S. § 135(c) (relating to addresses) an actual street or rural route box number must be used as an address, and the Department of State is required to refuse to receive or file any document that sets forth only a post office box address.

C.	The following, in addition to the filing fee, shall accompany this form:

(1)	Any necessary copies of form DSCB:17.2.3 (Consent to Appropriation or Use of Similar Name).

(2)	Any necessary governmental approvals.

D.	For general instructions relating to the formation of limited partnerships see 19 Pa. Code Ch. 73 (relating to limited partnerships).

E.	This form shall be executed by all general partners named herein. Any natural person of full age, general partnership, limited partnership, corporation or business or other trust may form a limited partnership if the organizing entity is designated as a general partner in and executes this form. Under 15 Pa.C.S. § 8513 (relating to certificate of cancellation) the Certificate of Limited Partnership shall be canceled whenever there are no limited partners, but it is not necessary to name the limited partners in the Certificate of Limited Partnership.

F.	Optional provisions required or authorized by law may be added as Paragraphs 4, 5, and 6...etc. If a partner's interest in the limited partnership is to be evidenced by a certificate of partnership interest, a statement to that effect must be included in this form. See 15 Pa.C.S. § 8511(a)(4).

G.	This form and all accompanying documents shall be mailed to the address stated above.

H.	To receive confirmation of the file date prior to receiving the microfilmed original, send either a self-addressed, stamped postcard with the filing information noted or a self-addressed, stamped envelope with a copy of the filing document.